Exhibit 10.3

Intangible Assets Transfer Agreement

Party A (Transferor): Kuan Fensheng ( hereinafter referred to as “Party A”)

Address: No. 28 Sanpu Street, Jiangcheng District, Yangjiang, Guang Dong

ID No.:

Tel:

Party B (Transferee): Moxian (Hongkong) Limited (hereinafter referred to as “Party B,” together with Party A, the “Parties”)

Address: 304 Room, Third Floor, New East Ocean Centre, Science Museum Rd No. 9, Kowloon, Tsim Sha Tsui, Hongkong

Legal Representative: Cheung Chor Kiu, Lawrence

Tel:

Whereas:

Party A owns the Domain Names related to Moxian online platform products: www.moxian.com, www.m41s.com, www.spellthread.com (the “Domain Names”). On the basis of equality and good faith, the Parties hereto agree the followings regarding the transfer of the Domain Names:

1.        Party A transfers the Domain Names in all jurisdictions to Party B for no costs. After the date of entering into the Agreement, Party B owns the Domain Names and becomes the new registrant of the Domain Names. If the transfer of the Domain Names requires registration, Party A is obligated to assist Party B to complete the requested registration procedure, and is responsible for all the expense and fees. Party A should deliver all documents related to the Domain Names within 3 days after Agreement is signed. Party A is not allowed to have any copy of any documents transferred. From the date of transfer, Party A has no rights whatsoever on the Domain Names from the date this Agreement is signed.

2.        Party A represents and warrants that the Domain Names are authenticated, legitimate and valid. Party A further guarantees that it has never licensed, assigned, or transferred the Domain Names to any person or entity. If any of the above representations and warranties fails, Party A shall compensate Party B for all of the loss and damages incurred. Party B is entitled to terminate this Agreement simultaneously with the failure of such representations or warranties.

3.        This Agreement is binding on both Parties. Each party should enforce the terms under this Agreements under full faith. The party who violates any terms of the Agreement shall compensate the non-violating party for any costs and damages.

4.        The Parties can negotiate the terms regarding any matters that are not included in this Agreement.

5.        The Agreement is in quadruplicate (each copy has the same legal effects).  Each party holds two copies.

6.        This Agreement comes into effect after the signing date.

7.        The Agreement is in accordance with the laws of the Peoples’ Republic of China. All disputes shall be resolved in the courts where Party B’s principal place of business locates.

Party A: Kuan Fensheng
Signature:
Date:

Party B: Moxian (Hong Kong) Limited
Signature:
Date:

Moxian Group---Shenzhen Cloud News Technology Co,. Ltd. Domain Names
1.	www.moxian.com
2.	www.m41s.com
3.	www.spellthread.com